SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	June 5, 2005

ProLogis

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

14100 East 35th Place, Aurora, Colorado	80011

(Address of Principal Executive Offices)	(Zip Code)

(303) 375-9292

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

     On June 6, 2005, ProLogis announced that it entered into a definitive merger agreement with Catellus Development Corporation (“Catellus”) and a subsidiary of ProLogis. Under the terms of the merger agreement, which was unanimously approved by the boards of both companies, Catellus stockholders will be able to elect to receive either $33.81 per share in cash, without interest, or 0.822 of a ProLogis common share for every share of Catellus common stock they own at the effective time of the merger. Catellus stockholder elections will be prorated such that the merger consideration is fixed at 56.7 million ProLogis common shares and $1.255 billion in cash.

     A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 6, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
June 6, 2005	By:	/s/ Walter C. Rakowich
		Name:	Walter C. Rakowich
		Title:	President and Chief Operating Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 6, 2005.